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                                                            Exhibit (a)(1)(iii)

                                INTERLIANT, INC.



                      OFFER TO EXCHANGE CASH, WARRANTS AND
                      10% CONVERTIBLE SENIOR NOTES DUE 2006
                           FOR ISSUED AND OUTSTANDING
                   7% CONVERTIBLE SUBORDINATED NOTES DUE 2005


To:      OUR CLIENTS:

         Enclosed for your consideration is an Offering Circular, dated November 9, 2001 (the "Offering Circular"), and the related Letter of Transmittal (the
              -----------------
"Letter of Transmittal"), relating to the offer (the "Exchange Offer") of
 ---------------------                                --------------
Interliant, Inc. ("Interliant") to exchange cash, warrants to purchase shares of
                   ----------
common stock, par value $0.01, of Interliant (the "Warrants") and 10%
                                                   --------
Convertible Senior Notes due 2006 (the "Senior Notes") for Interliant's issued
                                        ------------
and outstanding 7% Convertible Subordinated Notes due 2005 (the "Subordinated
                                                                 ------------
Notes"), upon the terms and subject to the conditions described in the Offering
-----
Circular and the Letter of Transmittal.

         These materials are being forwarded to you as the beneficial owner of the Subordinated Notes held by us for your account but not registered in your name. A TENDER OF THE SUBORDINATED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Subordinated Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Subordinated Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 12, 2001, unless the Exchange Offer is extended. Any Subordinated Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer or at any time after January 8, 2002, if Interliant has not accepted the tendered Subordinated notes for exchange by that date.

         Your attention is directed to the following:

         1. The Exchange Offer is for up to $38,072,000 principal amount of Subordinated Notes.

         2. The Exchange Offer is subject to not less than $13,186,000 principal amount of Subordinated Notes having been validly tendered and not withdrawn prior to the expiration of the Exchange offer as well as certain conditions set forth in the Offering Circular under the caption "The Exchange Offer."

         3. Interliant has entered into a Recapitalization and Exchange Agreement, dated as of October 19, 2001, with the holders of approximately $126.8 million aggregate principal amount, or approximately 77%, of the Subordinated Notes to exchange those notes for the same consideration offered in the Exchange Offer.

         4. Any transfer taxes incident to the transfer of Subordinated Notes from the holder to Interliant will be paid by Interliant, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

         5. The Exchange Offer expires at 5:00 p.m., New York City time, on December 12, 2002, unless the Exchange Offer is extended.

         If you wish to have us tender your Subordinated Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED



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TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER
SUBORDINATED NOTES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Interliant, Inc. with respect to its 7% Convertible Subordinated Notes due 2005.

         This will instruct you to tender the Subordinated Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

         Please tender the Subordinated Notes held by you for my account as indicated below:

            [_] 7% Convertible Subordinated Notes due 2005

                $___________________ (Aggregate Principal Amount of Subordinated Notes)

            [_] Please do not tender any Subordinated Notes held by you for my account.

                Dated:  __________________________, 2001


Signature(s): _____________________________________________________________



Print Name(s) here: _______________________________________________________



Print Address(es): ________________________________________________________



Area Code and Telephone Number(s): ________________________________________



Tax Identification or Social Security Number(s): __________________________

         NONE OF THE SUBORDINATED NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE SUBORDINATED NOTES HELD BY US FOR YOUR ACCOUNT.